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As filed with the Securities and Exchange Commission on January 18, 2005.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CELANESE CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	98-0420726

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas	75234-6034

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-120187

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series A common stock, par value $.0001 per share	New York Stock Exchange
Convertible perpetual preferred stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1:    Description of Registrant's Securities to be Registered.

        A description of the Series A common stock, par value $.0001 per share (the "Series A Common Stock") of Celanese Corporation (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-120187) relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Common Stock Prospectus"). The description of the Series A Common Stock contained in the Common Stock Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

        A description of the convertible perpetual preferred stock, par value $.01 per share (the "Preferred Stock") and the Series A Common Stock initially issuable upon conversion of the Preferred Stock in accordance with its terms and the Certificate of Designations of the Convertible Perpetual Preferred Stock will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-120187) relating to the Preferred Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Preferred Stock Prospectus"). The description of the Preferred Stock and the Series A Common Stock contained in the Preferred Stock Prospectus under the headings "Description of Capital Stock" and "Description of the Preferred Stock" is hereby incorporated by reference into this Form 8-A.

Item 2:    Exhibits.

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 File No. 333-120187).
3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 File No. 333-120187).
3.3	Form of Certificate of Designations of the Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 File No. 333-120187).
4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 File No. 333-120187).
4.2	Form of Certificate of Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 File No. 333-120187).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CELANESE CORPORATION
Date: January 18, 2005	By:	/s/ CORLISS J. NELSON
Name: Corliss J. Nelson
Title: Executive Vice President and Chief Financial Officer

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  Item 1: Description of Registrant's Securities to be Registered .
  Item 2: Exhibits.
SIGNATURE